Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), is required to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2009; and

WHEREAS, each of the below undersigned is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Thomas R. Voss and/or Steven R. Sullivan and/or Martin J. Lyons and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Form 10-K and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 12th day of February 2010:

Stephen F. Brauer, Director	/s/ Stephen F. Brauer

Susan S. Elliott, Director	/s/ Susan S. Elliott

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Walter J. Galvin, Director	/s/ Walter J. Galvin

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James C. Johnson

Charles W. Mueller, Director	/s/ Charles W. Mueller

Douglas R. Oberhelman, Director	/s/ Douglas R. Oberhelman

Gary L. Rainwater, Director	/s/ Gary L. Rainwater

Harvey Saligman, Director	/s/ Harvey Saligman

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

Stephen R. Wilson, Director	/s/ Stephen R. Wilson

Jack D. Woodard, Director	/s/ Jack D. Woodard

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)

On this 12th day of February, 2010, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Sue E. Whitman
SUE E. WHITMAN
Notary Public – Notary Seal
STATE OF MISSOURI – ST. LOUIS COUNTY
Commission #09777931
My Commission Expires 4/28/2013